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                                                                    EXHIBIT 10.8

                                                         [ ]  Employee's Copy
                                                         [ ]  Partnership's Copy


                             CAPITAL AUTOMOTIVE L.P.
                           CHANGE OF CONTROL AGREEMENT


TO JAY M. FERRIERO:

            This Agreement provides you with severance if, after a Change of Control (as defined below) your employment with Capital Automotive L.P., a Maryland limited Partnership (the "Partnership"), and Capital Automotive REIT, a Maryland real estate investment trust (the "Company") or its successors is terminated because of elimination of your position.


PAYMENTS ON             If your employment is terminated after a Change of
TERMINATION             Control because of the elimination of your position, the
                        Partnership (or the Company) will pay you one year of salary at your then base salary rate, with the payments made on the same schedule as though you had remained employed. Except to the extent the law requires otherwise or as provided in the preceding sentence, neither you nor your beneficiary or estate will have any rights or claims under this Agreement or otherwise to receive severance or any other compensation, or to participate in any other plan, arrangement or benefit after such termination.

CHANGE OF               For purposes of this agreement, Change of Control would
CONTROL                 consist of any one or more of the following events:

                              a person, entity or group (other than the Company, the Partnership, any subsidiary of either, any Company Group benefit plan, or any underwriter temporarily holding securities for an offering of such securities) acquires ownership of more than 40% of the undiluted total voting power of the Company's ten-outstanding securities eligible to vote to elect members of the Board ("Company Voting Securities");

                              consummation of a merger or consolidation of the Company into any other entity - unless the holders of the Company Voting Securities outstanding immediately before such consummation, together with any trustee or other fiduciary holding securities under a Company Group benefit plan, hold securities that represent immediately after such merger or consolidation more than 60% of the combined voting power of the then-outstanding voting securities or either the Company or the other surviving entity or its parent; or

                              the stockholders of the Company approve (i) a plan of complete liquidation or dissolution of the Company or (ii) an agreement for the Company's sale or disposition of all or substantially all the


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                              Company's assets, and such liquidation,
                              dissolution, sale or disposition is consummated.

                              Even if other tests are met, a Change of Control has not occurred under any circumstance in which the Company files for bankruptcy protection or is reorganized following a bankruptcy filing.

                      You will not be treated as being terminated because of the elimination of your position if the Partnership or the Company had "cause" to terminate your employment when it eliminated your position.

TERM This Agreement covers any Change of Control between February 6, 1999 and October 19, 2001.

AT WILL               You agree that nothing in this Agreement restricts the
EMPLOYMENT            right of the Partnership or any of its affiliates to
                      terminate your employment at any time, with or without cause.

WITHHOLDING           The Partnership or the Company will reduce its
                      compensatory payments to you for withholding and FICA taxes and any other withholdings and contributions required by law.

GOVERNING LAW         The laws of the Commonwealth of Virginia (other than its
                      conflict of laws provisions) govern this Agreement.

If you accept the terms of this Agreement, please sign in the space indicated below. We encourage you to consult with any advisors of your choosing.

                                CAPITAL AUTOMOTIVE L.P.

                                General Partner:

                                CAPITAL AUTOMOTIVE REIT, a Maryland real estate
                        investment trust

                                By: /s/ THOMAS D. ECKERT
                                   -------------------------------------
                                Its: President & CEO
                                    ------------------------------------

I accept and agree to the terms
of this Agreement:
/s/ JAY M. FERRIERO
----------------------------
      Jay M. Ferriero

Dated: November 22, 1999
      ----------------------



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